EXHIBIT 10.2

          1994 STOCK OPTION PLAN FOR EMPLOYEES, OFFICERS, AND DIRECTORS

A.   PURPOSE AND SCOPE

     The purposes of this 1994 Plan are to encourage stock ownership by exemplary employees, officers and members of the Board of Directors of The New Milford Bank & Trust Company (the "Corporation"), to provide an incentive for such individuals to expand and improve the profits and prosperity of the corporation, and to assist the corporation in attracting and retaining such personnel through the grant of (1) options to purchase shares of the corporation's common stock and (2) stock Appreciation Rights related to those options.

B.   DEFINITIONS

     Unless otherwise required by the context:

     1.   "Board" shall mean the Board of Directors of the Corporation.

     2. "Committee" shall mean the Personnel/Stock Option Committee, which is appointed by the Board, and which shall be composed of three or more members of the Board.

     3. "Corporation" shall mean The New Milford Bank & Trust Company, a Connecticut banking corporation.

     4.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

     5. "Option" shall mean a right to purchase Stock, granted pursuant to the 1994 Plan.

     6. "Option Price" shall mean the purchase price per share for Stock under an Option, as determined in Section F below.

     7. "Participant" shall mean an employee, officer or Director of the Corporation, to whom an Option is granted under the 1994 Plan.

     8.   "1994 Plan" shall mean this Stock Option Plan.

     9. "Retirement" shall mean when an employee or officer ceases to be employed by the Corporation and is at least sixty-five years (65) of age at such time or when a Director who has attained the age of sixty-five (65) ceases to be a member of the Board of Directors of the Corporation.




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     10.  "Stock"  shall mean the  common  stock of the  Corporation,  $1.00 par value.

     11. "Stock Appreciation Right" shall mean a right to receive cash or Stock, granted pursuant to Section H of the 1994 Plan.

C.   STOCK TO BE OPTIONED

     The maximum number of shares of Stock that may be optioned or sold under the 1994 Plan is 300,000 shares, subject to the provisions of Section M hereof. Such shares may be treasury, or authorized, but unissued, shares of Stock of the corporation. If any option expires or terminates for any reason without having been exercised, the unpurchased shares of Stock subject thereto shall again be available for the grant of Options.

D.   ADMINISTRATION

     The 1994 Plan shall be administered by the Committee made up of three or more members of the Board. The committee shall be responsible to the Board for the operation of the 1994 Plan, and shall make recommendations to the Board with respect to participation in the 1994 Plan by employees, officers and Directors of the Corporation and with respect to the extent of that participation. The interpretation and construction of any provision of the 1994 Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith and the Corporation shall indemnify and hold harmless any such member of the Board or Committee to the extent of any liability which may arise due to his good faith efforts, if any.

E.   ELIGIBILITY

     The Board, upon recommendation of the Committee, may grant Options to any employee, officer or Director (provided the Director recommended for the grant does not vote on his own grant) of the Corporation. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine. The Board may grant options at such prices and exercisable over such terms as it determines in its sole discretion, such that, options granted at different times need not contain the same provisions.

F.   OPTION PRICE

     The purchase price for Stock under each Option shall be the fair market value of a share of Stock on the date of grant. For purposes of this 1994 Plan, the fair market value of a share of Stock on any date shall be equal to the average of the closing bid and asked prices for a share of Stock on such date (or if no such quotation occurred on that date on the next preceding date on which there was such a quotation), as made available for publication by the National Association of Securities Dealers Automated Quotation system, or if no such prices are available, the fair

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market value as determined by the Board,  upon  recommendation of the Committee, at the time the Option is granted, but in no event less than the par value of the Stock.

G.   TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to the 1994 Plan shall be authorized by the Board and shall be evidenced by agreements in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

     1. Restriction Agreement. The Board may, in its discretion, include in any Option granted under the 1994 Plan a provision that the particular Option is exercisable from or after a particular date and the Participant shall have remained an employee, officer or Director, as the case may be, of the Corporation from the date of the grant to date of exercise (as specified in the agreement). No such agreement shall impose upon the Corporation, however, any obligation to employ the Participant for any period of time.

     2. Time and Method of Payment. The Option Price shall be paid in full in cash at the time an Option is exercised under the 1994 Plan. Otherwise, an exercise of any Option granted under the 1994 Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until the Option(s) are exercised by him, and except as set forth in Section K hereof, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

     3. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains. The number of shares to which a Participant is entitled upon exercise of an Option shall be reduced by the number of Stock Appreciation Rights (as set forth and described in Section H below) related to shares subject to such Option that have been previously exercised by the Participant.

     4. Option Period and Limitations on Exercise of Options. Participants shall be granted Options which are exercisable for a period of ten (10) years from the date of the granting thereof. Notwithstanding the foregoing, the Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in the Option agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of ten years from the date it is granted. No Option may be exercised for a fractional share of Stock.

H.   STOCK APPRECIATION RIGHT.

     The Board may, upon recommendation of the Committee, grant Stock Appreciation Rights to Participants at the same time as such participants are awarded Options under the 1994 Plan. Such Stock Appreciation Rights shall be evidenced by agreements in such form as the

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Board shall from time to time approve. Such agreements shall comply with, and be subject to, the following terms and conditions:

     1. Restriction Agreement. The Board may, in its discretion, include in any Stock Appreciation Rights granted under the Plan a provision that the particular Stock Appreciation Right is exercisable from or after a particular date and the Participant shall have remained an employee, officer or Director, as the case may be, of the corporation from the date of the grant to date of exercise (as specified in the agreement). No such agreement shall impose upon the corporation, however, any obligation to employ the Participant for any period of time.

     2. Grant. Each Stock Appreciation Right shall relate to a specific option under the plan, and may, at the discretion of the Board, upon recommendation of the Committee, be awarded to a Participant concurrently with the grant of such Option. The number of Stock Appreciation Rights granted to a Participant may be equal to or less than the number of shares that the Participant is entitled to receive pursuant to the related Option. The number of Stock Appreciation Rights held by a Participant shall be reduced by:

     (a) the number of Stock Appreciation Rights exercised for Stock or cash under the Stock Appreciation Rights agreement, and

     (b) the number of shares of Stock purchased by such Participant pursuant to the related Option.

     3. Manner of Exercise. A Participant shall exercise Stock Appreciation Rights by giving written notice of such exercise to the Corporation. The date upon which such written notice is received by the Corporation shall be the exercise date for the Stock Appreciation Rights.

     4. Appreciation Available. Each Stock Appreciation Right shall entitle a Participant to the following amount of appreciation - the excess of the fair market value of a share of Stock on the exercise date over the option price of the related Option. The total appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Stock Appreciation Right determined under the preceding sentence.

     5. Payment of Appreciation. In the discretion of the Committee, the total appreciation available to a Participant from an exercise of Stock Appreciation Rights may be paid to the Participant either in Stock or in cash. If paid in cash, the amount thereof shall be the amount of appreciation determined under Paragraph 4 above. If paid in Stock, the number of shares of Stock that shall be issued pursuant to the exercise of Stock Appreciation Rights shall be determined by dividing the amount of appreciation determined under Paragraph 4 above by the fair market value of a share of Stock on the exercise date of the Stock Appreciation Rights; provided, however, that cash shall be paid in lieu of any fractional shares which were computed under this sentence.


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     6.  Limitations Upon Exercise of Stock  Appreciation  Rights. A Participant
may exercise a Stock Appreciation Right in conjunction with the exercise of the Option to which the Stock Appreciation Right relates. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise Options under the 1994 Plan. Adjustment to the number of shares in the 1994 Plan and the price per share pursuant to Section K below shall also be made to any Stock Appreciation Rights held by each Participant. Any permissible termination, amendment, or revision of the 1994 Plan pursuant to Section L below shall be deemed a termination, amendment, or revision of Stock Appreciation Rights to the same extent.

I.   TERMINATION OF EMPLOYMENT

     Except as provided in Section J below, if a Participant ceases to be employed by the Corporation or ceases to be a member of the Board, his Options and Stock Appreciation Rights, shall terminate immediately; provided, however, that if a Participant's cessation of employment with the Corporation or resignation from the Board is due to his Retirement (as defined above), the Participant may, at any time within six (6) months after his Retirement, exercise his Options and Stock Appreciation Rights to the extent that he was entitled to exercise them on the date of such Retirement, but in no event shall any Option or Stock Appreciation Right be exercisable more than ten years from the date it was granted. The Committee may cancel an Option or Stock
Appreciation Right during the six (6) month period referred to in this paragraph, if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Corporation. The Committee shall have complete discretion with respect to determining whether ceasing employment or ceasing to be a member of the Board shall be considered Retirement and, subject to applicable law, whether a leave of absence shall constitute ceasing employment. Any such determination of the Committee or the Board shall be final and conclusive.

J.   RIGHTS IN EVENT OF DEATH

     If a participant dies while employed by the Corporation or while a member of the Board, or within six (6) months following the date of his Retirement, and without having fully exercised his Options and Stock Appreciation Rights, the executors or administrators of his estate shall have the right to exercise such Options and Stock Appreciation Rights to the extent that such deceased Participant was entitled to exercise the Options and Stock Appreciation Rights on the date of his death; provided, however, that in no event shall the Options or Stock Appreciation Rights, be exercisable more than ten years from the date they were granted or six (6) months following the date of his death or Retirement whichever period is shorter.

K.   ADJUSTMENT IN EVENT OF CHANGE IN STOCK.

     In the event of stock split, recapitalization, consolidation, combination of shares, merger, or other relevant change in the Corporation's capitalization (excluding stock dividends), the Committee shall, subject to the approval of the Board of Directors, appropriately adjust the number of shares covered by the 1994 Plan, the maximum number of shares that may be sold or for which Stock Appreciation Rights may be awarded under the 1994 Plan to any employee,

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officer  or  Director  and the  number  and  Option  Price of shares  subject to outstanding Options. Upon dissolution or liquidation of the Corporation, or upon a merger or consolidation in which the Corporation is not the surviving corporation, however, all Options and Stock Appreciation Rights outstanding under the 1994 Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section J to exercise an Option or Stock Appreciation Rights) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options and Stock Appreciation Rights in whole or in part, but only to the extent that such Options and Stock Appreciation Rights are otherwise exercisable under the terms of the 1994 Plan.

L.   DURATION OF PLAN, AMENDMENT AND TERMINATION

     Unless sooner terminated, the 1994 Plan shall remain in effect for a period of ten years from the date on which the 1994 Plan is approved by the shareholders of the Corporation and shall thereafter terminate. Notwithstanding the foregoing, and to the extent permitted by law, the Board, by resolution, may terminate, amend, or revise the 1994 Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, terminate, alter or impair any Option or Stock Appreciation Rights previously granted under the 1994 Plan, except and to the extent authorized herein, Except as otherwise herein provided or except as necessary to comply with applicable law, termination of the 1994 Plan shall not operate to terminate any Option previously granted

M.   AGREEMENT AND REPRESENTATION OF EMPLOYEES

     As a condition to the exercise of any portion of an Option, or of any Stock Appreciation Rights, the Corporation may require the person exercising such Option or Stock Appreciation Rights to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Corporation, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

N.   RESERVATION OF SHARES OF STOCK

     The Corporation, during the term of this 1994 Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this 1994 Plan. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Corporation for the lawful issuance and sale of its Stock hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

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O.   EFFECTIVE DATE OF 1994 PLAN

     The Plan shall be effective from the date that the Plan is approved by a majority of the outstanding shares of the Corporation's Stock.

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